UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Dynegy Inc.

(Name of Registrant as Specified in its Charter)

Seneca Capital International Master Fund, L.P.

Seneca Capital, L.P.

Seneca Capital Investments, L.P.

Seneca Capital Investments, LLC

Seneca Capital International GP, LLC

Seneca Capital Advisors, LLC

Douglas A. Hirsch

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Below is a transcript of the telephone script used by Georgeson, Inc. in connection with its oral solicitations on behalf of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (collectively “Seneca Capital”) of certain of the stockholders of Dynegy Inc.

Good Morning/Afternoon Sir/Maam, may I please speak to [name of stockholder]:

This is [name] from Georgeson, we are proxy firm working on behalf of Seneca Capital, one of the largest shareholders of Dynegy, Inc. For the first time in its history, Seneca is conducting a proxy solicitation urging you to vote before Wednesday AGAINST the acquisition of Dynegy by an affiliate of The Blackstone Group. Seneca believes that the proposed Merger price of $4.50 per share, which is equivalent to only $0.90 per share before Dynegy’s reverse split in May of 2010 is the WRONG PRICE at the WRONG TIME for the WRONG REASONS. If this proposed merger is successful, Dynegy’s management will take home $37 million in severance and change of control payments despite the fact that Dynegy stock has underperformed its peers by 42% since last March. Seneca urges you not to sell the company during the current unsustainably low point in the cycle. Even one of Dynegy’s own board members has voted against this merger.

If the merger is successfully voted down, Seneca will be nominating two highly qualified new Directors to the Dynegy board to better guard shareholder interests - pioneering railroad executive E. Hunter Harrison and successful power industry veteran, Jeff Hunter. These two high quality directors have committed to own a minimum of 800,000 shares of stock, more than 5x the amount that the current non-executive directors own – these new directors will be fully aligned with you the shareholder. In summary, Seneca urges you to vote against the sale of Dynegy for $4.50 per share, $0.90 per share before the reverse split, because it is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

If you have any questions about Seneca’s solicitation, please call (888)-877-5373 or refer to our proxy materials, which includes an investor presentation that was filed the SEC on November 5, 2010 and a press release issued November 11, 2010. Copies of all of our proxy materials can be found on the SEC’s website by visiting www.sec.gov.

Thank you very much for your time.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca Capital”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies against a proposed acquisition of Dynegy Inc. (“Dynegy”) by Denali Parent Inc. and Denali Merger Sub Inc., which will be voted on at a meeting of Dynegy’s stockholders.

SENECA CAPITAL ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, GEORGESON, INC., BY CALLING (888) 877-5373.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (the “Participants”) is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of November 12, 2010, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of November 12, 2010, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch disclaims beneficial ownership of the Shares except to the extent of its or his pecuniary interest therein, and this filing shall not be deemed an admission of beneficial ownership of such Shares for any purpose.

As of November 12, 2010, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 1,986,900 and 904,100 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of April 15, 2011.